 EXHIBIT 21

SUBSIDIARIES OF CRYOPORT, INC.

AND JURISDICTION OF INCORPORATION OR ORGANIZATION

Cryogene, Inc.	Texas
Cryoport Systems, LLC	California
MVE Biological Solutions US, LLC	Delaware
Cryoport Netherlands BV	The Netherlands
Cryoport Japan GK	Japan
Cryoport UK Limited	United Kingdom
MVE Biological Solutions Australia Pty Limited	Australia
MVE Biological Solutions Germany GmbH	Germany
MVE Biological Solutions (Chengdu) Co., Ltd.*	China
Advanced Therapy Logistics and Solutions	France
Atlas Bidco	France
Cryo International SA	France
Cryo Express SA	France
Cryo Express SP. ZO.O.	Poland
Cryo Express GmbH	Germany
Cryo Express Pty. Ltd.	Australia
SPL Services Limited	United Kingdom
CryoPDP Global Services, Unipessoal LDA	Portugal
I.C.S. Dry-Ice Express B.V.	The Netherlands
PDP Courier Services Limited	United Kingdom
PDP Courier Services (USA), Inc.	Delaware
PDP Couriers (Singapore) PTE. LTD	Singapore
PDP Couriers Korea Co., Ltd.	South Korea
PDP Life Science Logistics India Private Limited	India

*  Transfer and name change in process pending final approval of applicable regulatory bodies in China